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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                 August 27, 2000
                               -------------------

                        LORAL SPACE & COMMUNICATIONS LTD.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)

Islands of Bermuda                    1-14180                       13-3867424
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(State or other                     (Commission                    (IRS Employer
jurisdiction of                     File Number)                  Identification
incorporation)                                                         Number

                         c/o Loral SpaceCom Corporation
                   600 Third Avenue, New York, New York    10016
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               (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:
                                 (212) 697-1105
                                ----------------


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Item 5. Other Events.
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     Satelites Mexicanos, S.A. de C.V. ("Satmex") announced on August 30, 2000 that its Solidaridad 1 satellite has ceased operation and is now considered irretrievably lost. The loss was caused by the failure of the back-up control processor on board the satellite. Solidaridad 1, which was built by Hughes Space and Communications and launched in 1994, experienced a failure of its primary control processor in April 1999, and the satellite had been operating on its back-up processor since that time.

     Immediately following the failure of the back-up processor on Sunday, August 27, 2000, Satmex began migrating Solidaridad 1's customers to other Satmex satellites or to satellites operated by Loral Skynet, which, like Satmex, is a member of the Loral Global Alliance. These alternative satellites have sufficient capacity to provide for all Solidaridad 1 customers.

     Solidaridad 1 was insured for U.S. $250 million, and Satmex intends to apply the insurance proceeds towards the construction and launch of a replacement satellite as well as for debt service.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Loral Space & Communications Ltd.


                                        By: /s/ Avi Katz
                                            ------------------------------
                                        Name:  Avi Katz
                                        Title: Vice President and Secretary

Date: August 30, 2000